UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2011

Cobalt International Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Post Oak Central 1980 Post Oak Boulevard, Suite 1200 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                                     Other Events.

On March 1, 2011, Cobalt International Energy, Inc. (“Cobalt”) filed its Annual Report on Form 10-K (the “Annual Report”) with the Securities and Exchange Commission (the “SEC”).  In the Annual Report, Cobalt noted that last year it had become aware of allegations of a connection between senior Angolan government officials and Nazaki Oil and Gáz, S.A. (“Nazaki”) and that Cobalt was continuing to look into the allegations.  Nazaki is a full paying member of the contractor group for Blocks 9 and 21 offshore Angola. Cobalt is also a member of this contractor group holding a 40% working interest in and is the named operator of these blocks.

On March 9, 2011, the SEC contacted Cobalt by telephone informally requesting additional information regarding these allegations. Through further contact with the SEC on March 10, 2011, Cobalt learned that the SEC is seeking to understand the nature of Cobalt’s relationships with the members of the contractor group for Blocks 9 and 21 offshore Angola as disclosed in the Annual Report. Cobalt believes its activities in Angola have complied with all laws, including the Foreign Corrupt Practices Act (the “FCPA”), and Cobalt is fully cooperating with the SEC. To avoid non-overlapping information requests, Cobalt voluntarily contacted the U.S. Department of Justice on March 11, 2011 with respect to the SEC’s informal request and offered to respond to any requests the U.S. Department of Justice may have.

Cobalt takes compliance with the FCPA and other laws very seriously and has devoted considerable resources towards such compliance. Before Cobalt conducted any activities or operations in Angola, Cobalt engaged Vinson & Elkins LLP and O’Melveny and Myers LLP, two experienced and well-respected U.S.-based international law firms, in 2007. These firms were engaged specifically to represent Cobalt with respect to the FCPA in connection with Cobalt establishing its contractual arrangements in Angola and have represented and consulted with Cobalt regularly to date.

As background, in connection with entering into the Risk Services Agreements for Blocks 9 and 21 offshore Angola, which occurred on February 24, 2010, two Angolan-based E&P companies were assigned as part of the contractor group by the Angolan government. One of these companies is Nazaki, who is a full paying member of the contractor group and holds a 30% working interest in these blocks. Nazaki was first identified to Cobalt in July 2008 as part of Concession Decrees approved by the Angolan Council of Ministers. Since such identification, Cobalt, in consultation with the two law firms, conducted extensive due diligence with respect to Nazaki. To date, Nazaki has made all payments required of it under the Risk Services Agreements as a 30% working interest owner in these blocks.  The other company is Alper Oil, Limitada (“Alper”), who holds a 10% working interest in these blocks and is a “carried” member of the contractor group, meaning that it is not required to make any payments under the Risk Services Agreements with respect to the initial exploration activities on the blocks, though such payments are ultimately recouped by the other paying members of the contractor group upon production of oil from the blocks.  It is customary in Angola to have both paying and carried members of the contractor group.  Alper was first identified to Cobalt in October 2008 by the national oil company of Angola, Sociedade Nacional de Combustíveis de Angola—Empresa Pública. Since such identification, Cobalt, again in consultation with the two law firms, conducted extensive due diligence with respect to Alper.

Nazaki has denied verbally and in writing the allegations of a connection between senior Angolan government officials and Nazaki. Our diligence efforts with respect to Nazaki and these allegations continue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2011

Cobalt International Energy, Inc.

By:	/s/ Samuel H. Gillespie
Name:	Samuel H. Gillespie
Title:	General Counsel and
Executive Vice President